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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 23, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)

           DELAWARE                      000-26091              52-2135448
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)

          110 TURNPIKE ROAD, SUITE 203
           WESTBOROUGH, MASSACHUSETTS                         01581
    (Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code:  (508) 871-7046


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01      OTHER MATERIAL EVENTS.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company. The remaining 70% is owned by Northern Border Partners, L.P., a publicly traded limited partnership. Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company and Pan Border Gas Company, are owned by CrossCountry Energy, LLC, which is currently owned by Enron Corp.

Northern Border Pipeline filed today a Form 8-K providing updated information regarding:

o    the announcement of an expansion project;

o the sale of two of the general partners of Northern Border Partners, L.P. to CCE Holdings, LLC and subsequently to ONEOK Inc.; and

o    certain potential liabilities related to Cash Balance Plan obligations.

EXPANSION PROJECT

On September 23, 2004, Northern Border Pipeline issued a News Release advising that it had received sufficient customer support to proceed with a proposed expansion of its pipeline system into the Chicago market area. The "Chicago Expansion III Project" would expand capacity of the Northern Border pipeline from Harper, Iowa to Chicago by approximately 130 million cubic feet per day or approximately 15 percent to meet additional demand on this segment of the pipeline system. The project would add a 16,000 horsepower compressor in Iowa and make minor modifications to existing facilities. Capital costs are estimated to be approximately $20 million and the target in service date is spring 2006. Construction is subject to approval by the Federal Energy Regulatory Commission.

SALE OF NORTHERN BORDER PARTNERS' GENERAL PARTNERS

As previously reported in our Form 8-K dated September 17, 2004, CCE Holdings, a joint venture of Southern Union Company and GE Commercial Finance's Energy Financial Services, entered into an agreement with ONEOK to sell to ONEOK Northern Plains Natural Gas Company, Pan Border Gas Company and NBP Services Corporation. This acquisition, which is subject to satisfaction of certain approvals and other closing conditions, is expected to close immediately after the CCE Holdings purchase of CrossCountry, no later than mid-December 2004.

Northern Border Pipeline reports in its Form 8-K, dated September 23, 2004, that under the CCE Holdings Agreement, Enron has agreed to extend certain of the terms of the transition services agreement and transition services supplemental agreement between CrossCountry and Enron for a period of six months from the closing date. Under the ONEOK Agreement, CCE Holdings and ONEOK have agreed to use reasonable commercial efforts to memorialize a transition services agreement referred to as the "Northern Border Transition Services Agreement" covering certain transition services by and among ONEOK, Northern Plains, Pan Border Gas and NBP Services, CCE Holdings and Enron. Northern Border Pipeline advises that there is no obligation on the part of Enron to enter into such arrangement and there can be no assurance that any such agreement will be entered into by Enron. In the event the Northern Border Transition Services Agreement is not entered into, then the ONEOK Agreement provides that certain transition services will be provided to the parties on substantially the same basis as provided prior to closing. In its Form 8-K, Northern Border Pipeline states that they have not been advised of nor have they evaluated the impacts of the transition on Northern Border Pipeline. Northern Border Pipeline further states that once Northern Plains advises them of the extent of the transition services required by Northern Border Pipeline, it will then be able to assess any impacts on its resources, systems and operations. Additionally, since Northern Border Pipeline does not know which systems or services of Enron, CrossCountry, CCE Holdings, or ONEOK will be utilized for it, assessment and implementation of controls, as well as documentation and testing, of any new processes or systems that require conversion before year-end may not be possible. As a result, TC PipeLines, LP cannot at this time predict the impact, if any, the transition of services and systems from subsidiaries of Enron to ONEOK as service providers will have on the operations of Northern Border Pipeline, and, as a result, those of TC Pipelines, LP.


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CASH BALANCE PLAN OBLIGATIONS

In its September 23, 2004 report on Form 8-K, Northern Border Pipeline also advised that in the bankruptcy court order, dated September 10, 2004 approving the sale of CrossCountry to CCE Holdings, Enron was authorized to enter into an escrow agreement with CCE Holdings and the Pension Benefit Guaranty Corporation
(PBGC). Upon closing Enron will deposit the amount of $321.8 million into an escrow account, which is intended to ensure that none of CCE Holdings or its affiliates are exposed to liability to the PBGC under Title IV Employee Retirement Income Security Act of 1974, as amended, for which CCE Holdings may otherwise be indemnified pursuant to the CCE Holdings Agreement. In addition, the form of escrow agreement approved pursuant to the bankruptcy court order provides that, under certain circumstances and upon approval by or notice to the parties to the escrow agreement, some or all of the funds placed in escrow may be paid directly in respect of the Cash Balance Plan or to the PBGC. However, the order also provides that PBGC retains any rights or claims it may have against Northern Plains and Pan Border.

Northern Border Pipeline also reports that under both the CCE Holdings Agreement and the ONEOK Agreement, neither Northern Plains nor it will be required to contribute to or otherwise be liable for any contributions to Enron in connection with the Cash Balance Plan. The purchase price under the agreements will be deemed to include all contributions which otherwise would have been allocable to Northern Plains from Enron.

While the final amounts chargeable to Northern Border Pipeline under the operating agreement for the termination of the Cash Balance Plan cannot be determined at this time, Northern Border Pipeline believes that the ultimate settlement of this matter will not have a material adverse effect on the results of its operations. TC PipeLines' proportionate share of any amount chargeable to Northern Border Pipeline would be 30% of such amount.

THIS FORM 8-K INCLUDES FORWARD-LOOKING STATEMENTS. ALTHOUGH TC PIPELINES, LP BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, THERE IS NO ASSURANCE THAT SUCH EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THE CLOSING OF THE SALE OF CROSSCOUNTRY ENERGY TO CCE HOLDINGS AND THE LATTER'S SUBSEQUENT SALE TO ONEOK, RECEIPT OF NECESSARY REGULATORY AND GOVERNMENTAL APPROVALS FOR THE CHICAGO III PROJECT.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TC PipeLines, LP
                                        By: TC PipeLines GP, Inc.,
                                        its general partner


Date: September 23, 2004                By:   /s/ RUSSELL K. GIRLING
                                            ----------------------------------
                                            Russell K. Girling
                                            Chief Financial Officer